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                                                                     Exhibit 5.1

             [LETTERHEAD OF MORRISON & FOERSTER LLP APPEARS HERE]


                                April 17, 1998


Genesis Direct, Inc.
100 Plaza Drive
Secaucus, NJ 07094

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-1 filed by Genesis Direct, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on March 6, 1998 (Registration No. 333-47455) and Amendment No. 1 thereto filed on April 17, 1998 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of shares of the Company's common stock, par value $0.01 per share (the "Stock"), including authorized but unissued shares being offered by the Company (including shares subject to the underwriters' over-allotment option) and presently issued and outstanding shares being offered by certain selling shareholders (the "Selling Shareholders") (including shares subject to the underwriters' over-allotment option). The Stock is to be sold to the underwriters named in the Registration Statement for resale to the public.

          As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale by the Company of shares of its Stock. We have also examined the proceedings taken by the Company in connection with the sale of shares of Stock by the Selling Shareholders.

          We are of the opinion that (a) the shares of Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable, and (b) the shares of Stock that may be sold by the Selling Shareholders are legally and validly issued, fully paid and nonassessable.

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Genesis Direct, Inc.
April 17, 1998
Page 2


      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.


                                Very truly yours,

                                /s/ Morrison & Foerster LLP